Bancroft Fund Ltd. N-2/A

Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2/A of Bancroft Fund Ltd. and to the use of our report dated November 29, 2023 on the financial statements and financial highlights of Bancroft Fund Ltd. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders, which is incorporated by reference into the Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 28, 2024